UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

February 27, 2017

(Date of Report)

February 24, 2017

(Date of Earliest Reported Event)

AMERICATOWNE Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100; Raleigh, NC 27609

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

Cooperative Agreement – Xuzhou City, Jiangsu Province, Jia Wang District People Government

On February 24, 2017, AmericaTowne, Inc., a Delaware corporation (the “Company”) entered into a Cooperative Agreement (the “Cooperative Agreement”) with Xuzhou City, Jiangsu Province, Jia Wang District People Government (hereinafter referred to as “Xuzhou City”). The Cooperative Agreement is not definitive until the compensation and commission schedules are agreed upon no later than April 15, 2017. However, the Company believes disclosure of the Cooperative Agreement is important to security holders.

Under the terms of the Cooperative Agreement, the Company and Xuzhou City have agreed to cooperate in good faith under the relevant laws and regulations of the People’s Republic of China to plan and develop an AmericaTowne community in the Jiangsu Xuzhou Industrial Park and its surrounding areas. The parties anticipate that the community will include facilities for trade, senior care and other buildings. The parties have agreed to utilize the low carbon modular construction technologies of AmericaTowne’s affiliate and related party – ATI Modular Technology Corp. (“ATI Modular”). ATI Modular has entered into a similar cooperative agreement, and it has been included in this Form 8-K as an exhibit.

Under the Cooperative Agreement, subject to performance of certain condition precedents by both parties, the Company has agreed to provide an investment in the amount of approximately $20,000,000 to $30,000,000 in fixed assets, equipment, technology and/or case to develop the AmericaTowne community. The Company may not be able to raise the funds set forth in the Cooperative Agreement. In return, Xuzhou City will serve as a liaison with the local and national governments, identify communities and locations suitable for the AmericaTowne community, and provide preferential support including land, tax, and other benefits to develop the AmericaTowne community, and other related business and trade activities. If the Company fails to raise the funds set forth in the Cooperative Agreement, there is the possibility that the anticipated definitive agreements will not be executed. The reader is directed to the specific agreements attached hereto for further information.

ITEM 9.01 EXHIBITS

(d) Exhibits

Exhibit	Description
10.1	Cooperative Agreement between Company and Xuzhou City, Jiangsu Province, Jia Wang District People Government
10.2	Cooperative Agreement between ATI Modular and Xuzhou City, Jiangsu Province, Jia Wang District People Government

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC. By: /s/ Alton Perkins Alton Perkins Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary Dated: February 27, 2017

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